Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,026,680
Unrealized Gain (Loss) on Market Value of Futures	7,063,200
Interest Income	3,598
Total Income (Loss)	$10,093,478

Expenses
Investment Advisory Fee	$79,628
Tax Reporting Fees	24,000
Non-interested Directors' Fees and Expenses	21,481
Audit fees	12,000
Legal fees	6,938
NYMEX License Fee	3,179
Brokerage Commissions	992
SEC & FINRA Registration Expense	600
Total Expenses	$148,818
Net Gain (Loss)	$9,944,660

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$156,217,041
Net Gain (Loss)	9,944,660

Net Asset Value End of Period	$166,161,701
Net Asset Value Per Unit (3,800,000 Units)	$43.73

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502